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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Service Corporation International for the registration of $220,671,823 in guarantees of promissory notes and 2,547,142 shares of its common stock and to the incorporation by reference therein of our report dated February 8, 1993, with respect to the consolidated financial statements and schedule of Service Corporation International included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Houston, Texas
March 18, 1996